INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer California Municipal Fund:

We consent to the use in this Registration Statement of Oppenheimer California Municipal Fund (formerly known as California Tax-Exempt Fund) of our reports dated August 21, 1996 and January 22, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the heading "Financial Highlights" in Part A of such Registration Statement.




                                    /s/ KPMG Peat Marwick LLP
                                    -------------------------
                                    KPMG Peat Marwick LLP


Denver, Colorado
October 22, 1996